UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2021

VISTAS MEDIA ACQUISITION COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39433	85-0588009
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Wall Street, 8th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 859-3525

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable warrant	VMACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	VMAC	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	VMACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On November 9, 2021, an aggregate of $1,000,000 (the “Extension Payment”) was deposited by Vistas Media Sponsor, LLC, a Delaware limited liability company (“Sponsor”), into the trust account of Vistas Media Acquisition Company Inc. (“VMAC”) for VMAC’s public stockholders, representing $0.10 per public share, which enables VMAC to extend the period of time it has to consummate its initial business combination by three months from November 11, 2021 to February 11, 2022 (the “Extension”). The Extension is the second of two three-month extensions permitted under VMAC’s governing documents and provides VMAC with additional time to complete its proposed business combination with Anghami, Inc. (the “Business Combination”) pursuant to the business combination agreement, dated March 3, 2021 (the “Business Combination Agreement”), by and among (i) VMAC, (ii) Anghami, a Cayman Islands exempted company (“Anghami”), (iii) Anghami Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Anghami (“Pubco”), (iv) Anghami Vista 1, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco, and (v) Anghami Vista 2, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco.

The Sponsor loaned the Extension Payment to VMAC in order to support the Extension and caused the Extension Payment to be deposited in VMAC’s trust account for its public stockholders. In connection with the Extension Payment, VMAC issued to Sponsor an unsecured promissory note (the “Note”) having a principal amount equal to the amount of the Extension Payment. The Note bears no interest and will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the date on which the Business Combination is consummated and (ii) the date of the liquidation of the Company.

The following events constitute events of default under the Note:

1.	Failure to make the required payments under the Note when due;

2.	The voluntary liquidation of VMAC; and

3.	The involuntary bankruptcy of VMAC.

The Note was issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this item.

Item 8.01. Other Events.

On November 10, 2021, VMAC issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the Extension Payment had been made and that the Company had issued the Note to the Sponsor in connection therewith. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Promissory Note, dated as of November 9, 2021
99.1	Press Release, dated as of November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTAS MEDIA ACQUISITION COMPANY INC.

	By:	/s/ F. Jacob Cherian
		Name:	F. Jacob Cherian
		Title:	Chief Executive Officer and Secretary

Dated: November 10, 2021

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